                                                           ARTHUR ANDERSEN



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-60515 for Hartford Life Insurance Company ICMG Registered Variable Life Separate Account A on Form S-6.

                                                   /s/ Arthur Andersen LLP

Hartford, Connecticut
April 8, 2002